                                                                  EXHIBIT 99.4

                      BEAR ISLAND PAPER COMPANY, L.L.C.
                                      &
                        BEAR ISLAND FINANCE COMPANY II

                          OFFER FOR ALL OUTSTANDING
                      10% SENIOR SECURED NOTES DUE 2007
                               IN EXCHANGE FOR
                 10% SERIES B SENIOR SECURED NOTES DUE 2007,
                       WHICH HAVE BEEN REGISTERED UNDER
                         THE SECURITIES ACT OF 1933,
                                  AS AMENDED

TO OUR CLIENTS:

   Enclosed for your consideration is a prospectus dated     , 1998 (the
"Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Bear Island Paper Company, L.L.C. (the "Company") and Bear Island Finance Company II ("FinCo" and, together with the Company, the "Issuers") to exchange their 10% Series B Senior Secured Notes due 2007, which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for their outstanding 10% Senior Secured Notes due 2007 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the registration rights agreement in respect of the Old Notes, dated December 1, 1997, by and among the Issuers and the initial purchasers referred to therein.

   This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

   Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

   Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00
p.m., New York City time, on        , 1998, unless extended by the Issuers.
Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

   Your attention is directed to the following:

   1. The Exchange Offer is for any and all Old Notes.

   2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer."

   3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Issuers will be paid by the holder, except as otherwise provided in the Instructions in the Letter of Transmittal.

   4. The Exchange Offer expires at 5:00 p.m., New York City time, on      ,
1998, unless extended by the Issuers.

   If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

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               INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Bear Island Paper Company, L.L.C. and Bear Island Finance Company II with respect to their Old Notes.

   This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

   Please tender the Old Notes held by you for my account as indicated below:

                                                    AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES
                                               ------------------------------------------------


10% Senior Secured Notes due 2007 ............
                                               -------------------------------------------------

[] Please do not tender any Old Notes held
   by you for my account.
                                               -------------------------------------------------

Dated:     , 1998
                                               -------------------------------------------------
                                                                 Signature(s)

                                               -------------------------------------------------


                                               -------------------------------------------------
                                                           Please print name(s) here

                                               -------------------------------------------------


                                               -------------------------------------------------


                                               -------------------------------------------------
                                                                  Address(es)

                                               -------------------------------------------------
                                                        Area Code and Telephone Number

                                               -------------------------------------------------
                                                 Tax Identification or Social Security No(s).


   None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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